UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

BioDrain Medical, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-54361	33-1007393
(Commission File Number)	(IRS Employer Identification No.)

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

(Address of Principal Executive Offices and Zip Code)

(651) 389-4800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2013, BioDrain Medical, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Restated Agreement”) effective March 14, 2013 with Joshua Kornberg, who has served as Chief Executive Officer since July 22, 2012 and who served as Interim Chief Executive Officer from April 24, 2012 to July 21, 2012. The Restated Agreement supersedes the Company’s Employment Agreement with Mr. Kornberg dated August 13, 2012 (the “Previous Agreement”). The Company also entered into a restricted stock award agreement (the “Restricted Stock Award Agreement”) with Mr. Kornberg, effective March 14, 2013. The terms of the Restated Agreement and the Restricted Stock Award Agreement include the following:

Term: The initial term of the Restated Agreement commenced on January 1, 2013 and continues through December 31, 2016, with employment under the Restated Agreement to automatically continue for additional successive one-year periods unless either party provides at least 60 days’ notice of intention not to renew the agreement.

Annualized Base Salary: Mr. Kornberg’s annualized base salary will be $250,000, subject to increase. Under the Previous Agreement, Mr. Kornberg’s annualized base salary was $180,000, subject to increase.

Annual Bonus: Mr. Kornberg will be eligible to receive an annual bonus with respect to each calendar year during the term of employment at the end of which he remains employed by the Company, based on attainment of reasonable Company and/or individual performance metrics. The target annual bonus will be 150% of Mr. Kornberg’s base salary; provided that the actual amount of the annual bonus for each calendar year (prorated for 2012) will be determined based on the relative level of achievement of the applicable metrics and which may be in an amount greater or less than the target annual bonus but shall not be less than 50% of the target annual bonus. Mr. Kornberg’s 2012 annual bonus was established at $360,000, or 200% of his base salary for 2012.

Equity Incentive Grants: Mr. Kornberg will receive annual equity incentive grants (stock options, restricted stock or other stock-based awards) with respect to each calendar year ending during the term. The target aggregate grant date fair value of each annual grant will be 200% of his base salary, subject to increase. Each annual grant will be fully vested on the date of grant. In addition, the Company granted Mr. Kornberg (i) 10-year non-qualified stock options to purchase 14.4 million shares at an exercise price of $.075 per share of common stock on March 14, 2013, equal to the fair market value of the common stock on the date of grant, which shares were fully vested on the date of grant, and (ii) 5 million shares of restricted stock granted under the Restricted Stock Award Agreement, which are subject to vesting only upon certain change in control events as further described in the Restricted Stock Award Agreement.

Other Benefits: Mr. Kornberg will be eligible to continue to participate in or receive benefits under all of the Company’s executive benefit plans currently in effect, or substantially equivalent plans or arrangements. If he does not elect to participate in the Company’s health insurance program, the Company will reimburse him for the premiums for medical and dental insurance for himself, his spouse and his eligible dependents. The Company will also provide supplemental payments to cover the cost of premiums to maintain a commercially reasonable term life and/or whole insurance policy of his choosing providing a death benefit of $3 million dollars.

Compensation Upon Termination: If Mr. Kornberg’s employment with the Company is terminated for any reason, the Company shall pay to him (or to his authorized representative or estate) any base salary earned through the date of termination; if the termination occurs following the end of a given calendar year, but prior to payment of the annual bonus with respect to such year, the annual bonus payable for such prior calendar year; if applicable, the pro-rata bonus for the year during which the termination occurs; unpaid expense reimbursements and, if applicable, unused accrued vacation; and any vested benefits under any applicable benefit plan.

If Mr. Kornberg’s employment is terminated by the Company without cause or he terminates his employment for good reason, then the Company shall pay him his accrued benefits. In addition, subject to Mr. Kornberg signing a full and final release, the Company shall pay him an amount equal to two times the sum of his base salary and his target annual bonus, to be paid out in a cash lump sum payment within 60 days. All stock options and other stock-based awards held by Mr. Kornberg and all yet unvested portions thereof shall immediately and fully accelerate and vest and become exercisable or nonforfeitable as of the date of termination; if the annual equity grant had not been made with respect to the year in which the termination occurs, the Company will grant to him such number of shares of common stock with an aggregate fair market value on the date of termination equal to 200% of his base salary; and will provide health insurance coverage for 18 months as provided in the agreement.

2

“Cause” is defined to mean: continued non-compliance with lawful, reasonable and good faith written directives from the Board; material misconduct in connection with the performance of his duties, including misappropriation of funds or property of the Company (other than occasional, customary and de minimis use of Company property for personal purposes); conviction for any felony or a misdemeanor involving moral turpitude or fraud, which results or is reasonably expected to result in injury or reputational harm to the Company or his being unable to satisfactorily perform his duties to the Company; non-performance of his duties to the Company (with exceptions for illness or disability); or a material breach of his material obligations under the agreement and/or fiduciary duties owed to the Company; subject to a 30-day period after notice to cure several of the above occurrences.

“Good reason” is defined to mean that Mr. Kornberg has complied with following a specified process of providing notice to the Company of the occurrence of any of the following conditions and such condition continues after the specified periods: a material diminution in Mr. Kornberg’s responsibilities, authority or duties (including if the Company hires a new Chief Executive Officer); a material diminution in his base salary, bonus levels or targeted equity grant; a material change in the geographic location at which he provides services to the Company (including, without limitation, requiring Mr. Kornberg to relocate to the Company’s Minnesota offices or other successor Company location); or material breach of the Restated Agreement by the Company.

In the event of a change in control, all stock options and other stock-based awards held by Mr. Kornberg will fully accelerate and vest and become fully exercisable or nonforfeitable as of immediately prior to the closing or occurrence of the event constituting the change in control; and if, in connection with or within 18 months after a change in control, his employment is terminated by the Company without cause or he terminates his employment for any reason, subject to the signing of a release, the Company shall pay Mr. Kornberg a lump sum in cash in an amount equal to three times the sum of his base salary and his target annual bonus, to be paid out in a cash lump sum payment within 60 days. If the annual equity grant had not been made with respect to the year in which the termination occurs, the Company will grant to him such number of shares of common stock with an aggregate fair market value on the date of termination equal to 200% of his base salary; and will provide health insurance coverage for 18 months as provided in the agreement. “Change in Control” is defined to include a merger, consolidation, statutory exchange or reorganization; a sale, lease, exclusive license, or other disposition of all or substantially all of the consolidated assets of the Company and its subsidiaries, other than to an entity, more than (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale, lease, license, or other disposition; any person or group (other than Dr. Sam Herschkowitz, Mr. Kornberg or their affiliates) becomes the beneficial owner of securities possessing (or convertible into or exercisable for) 30% or more of the total combined voting power of securities with respect to election of board members; or individuals who, on the date of the agreement, are incumbent directors cease for any reason to constitute at least a majority of the board; provided, that if the appointment, election (or nomination) of any new director was approved or recommended by a majority of the incumbent board, the new director will be considered as a member of the incumbent board.

Further, if it is determined that the amount of any compensation, payment or distribution by the Company to or for the benefit of Mr. Kornberg would be subject to the excise tax on parachute payments under the Internal Revenue Code of 1986, as amended (the “Code”), or any interest or penalties are incurred by Mr. Kornberg with respect to such excise tax, then he will receive additional payments as a gross-up payment to cover such payments and additional income taxes on such payments.

Non-Competition and Non-Solicitation. During Mr. Kornberg’s employment with the Company and for twelve months thereafter, regardless of the reason for the termination, he will not engage in a competing business, as defined in the agreement and will not solicit any person to leave employment with the Company or solicit clients or prospective clients of the Company with whom Mr. Kornberg worked, solicited, marketed, or obtained confidential information about during Mr. Kornberg’s employment with the Company, regarding services or products that are competitive with any of the Company’s services or products.

3

The foregoing summary of Mr.Kornberg’s compensation terms is not intended to be complete and is qualified in its entirety by the terms and conditions of the Restated Agreement and the Restricted Stock Award Agreement, filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Form 8-K, and which are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Executive Employment Agreement with Joshua Kornberg, signed on June 17, 2013 and effective March 14, 2013
10.2	BioDrain Medical, Inc. 2012 Stock Incentive Plan Restricted Stock Award Agreement with Joshua Kornberg, signed on June 17, 2013 and effective March 14, 2013

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013

BIODRAIN MEDICAL, INC.

By:	/s/ Josh Kornberg
Josh Kornberg
President and Chief Executive Officer

5